Exhibit 10.2
FIFTH AMENDMENT TO CREDIT AGREEMENT
This Fifth Amendment to Credit Agreement (this “Amendment”) is made effective as of March 12, 2024 (the “Fifth Amendment Effective Date”), by and among Appian Corporation, a Delaware corporation (the “Borrower”), the lenders identified on the signature pages hereto (the “Lenders”), Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”), Issuing Lender and Swingline Lender, in consideration of the mutual covenants herein contained and benefits to be derived herefrom:
WITNESSETH:
WHEREAS, reference is made to that certain Credit Agreement dated as of November 3, 2022 (as amended by that certain Joinder and First Amendment to Credit Agreement dated as of December 13, 2022, that certain Joinder and Second Amendment to Credit Agreement dated as of February 21, 2023, that certain Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement dated as of June 13, 2023, that certain Joinder, Consent and Fourth Amendment to Credit Agreement dated as of February 12, 2024, and as may be further amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), by and among, among others, the Borrower, the Administrative Agent and the Lenders. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement;
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Amendments to the Credit Agreement. Effective as of the Fifth Amendment Effective Date:
(a)    Section 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in the proper alphabetical order:
“Fifth Amendment Capital Stock Repurchase”: as defined in Section 7.6(c).
“Fifth Amendment Effective Date”: March 12, 2024
(b)    Section 7.6(c) of the Credit Agreement is hereby amended and restated as follows:
“(c)    from and after the Fifth Amendment Effective Date through and including June 30, 2024, the Group Members may purchase, in a single transaction or a series of transactions in a collective aggregate amount of all such repurchases not to exceed $50,000,000, common stock or common stock options from present or former officers or employees of any Group Member (the “Fifth Amendment Capital Stock Repurchase”), so long as immediately after giving effect to any such Fifth Amendment Capital Stock Repurchase, the Group Members shall be in compliance with each of the covenants set forth in Section 7.1(a), based upon financial statements (recalculated as though the relevant payment had been made on the last day of the applicable fiscal quarter) delivered to the Administrative Agent which give pro forma effect to the making of such repurchase (provided that (i) the Consolidated Total Indebtedness to Recurring Revenue Leverage Ratio as of the last day of the most recently ended fiscal quarter shall not exceed 0.10x less than the then-prevailing Consolidated Total Indebtedness to Recurring Revenue Leverage Ratio permitted pursuant to Section 7.1(a)(ii) for the most recently reported fiscal quarter end and (ii) after giving effect to each such Fifth Amendment Capital Stock Repurchase, Liquidity shall not be less than $100,000,000);
2.    Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:
(a)    This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.
(b)    The Borrower shall have (i) [reserved] and (ii) paid all expenses and reimbursements pursuant to Section 7 hereof, to the extent provided to the Borrower at least three (3) Business Days prior to the Fifth Amendment Effective Date.
(c)    All material Governmental Approvals and consents and approvals of, or notices to, shall have been obtained and be in full force and effect (or waived, and if such waiver is materially adverse to the interests of the Lenders, with the consent of the Administrative Agent).
(d)    Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent (i) such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date or (ii) such representations and warranties are qualified by materiality in the text thereof, in which case they shall be true and correct in all respects.
(e)    Upon giving effect to this Amendment and the incurrence of all Indebtedness contemplated hereby, no Default or Event of Default shall have occurred and be continuing.
(f)    The Administrative Agent shall have received (i) a certificate of each Loan Party, dated Fifth Amendment Effective Date and executed by the Secretary, Managing Member or equivalent officer of such Loan Party, substantially in the form of Exhibit C attached to the Credit Agreement, with appropriate insertions and attachments, including (A) the Operating Documents of such Loan Party certified, in the case of formation documents, as of a recent date by the secretary of state or similar official of the relevant jurisdiction of organization of such Loan Party or that there has been no change to Operating Documents of such Loan Party that were previously delivered to the Administrative Agent (which may be in the form of a certification from such Loan Party that there have been no changes from the Operating Documents previously delivered to the Administrative Agent on the Closing Date), (B) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Amendment and the other Loan Documents to which such Loan Party is a party thereto or that there has been no change to the board resolutions or written consents, as the case may be, of such Loan Party that were previously delivered to the Administrative Agent (which may be in the form of a certification from such Loan Party that such board resolutions or written consents, as the case may be, have not in any way been amended, modified, revoked or rescinded, and have been in full force and effect since their adoption up to and including the Fifth Amendment Effective Date and are now in full force and effect), and (C) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party (which may be in the form of a certification from such Loan Party that there have been no changes from the incumbency and signature specimens previously delivered to the Administrative Agent on the Closing Date) and (ii) a long form good standing certificate for each Loan Party from its respective jurisdiction of organization.
(g)     The Administrative Agent shall have received a Solvency Certificate from the chief financial officer or treasurer of the Borrower, certifying that the Loan Parties, taken as a whole are, and after giving effect to the Fifth Amendment Capital Stock Repurchase will be, Solvent.
(h)    The Administrative Agent shall have received a CDD Attestation Certificate of the Borrower.
3.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)    This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(b)    The representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which it is a party are, and after giving effect hereto, the incurrence of Indebtedness contemplated hereby, will be, (i) to the extent qualified by materiality, true and correct in all respects, and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(c)    The execution, delivery, and performance of this Amendment by the applicable Loan Party (i) has been duly authorized by all necessary action by it, and (ii) does not and will not (A) violate any material Requirement of Law binding on it or its Subsidiaries, (B) violate any material Contractual Obligation of it or its Subsidiaries, except to the extent that any such violation would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Borrower or its business, (C) result in or require the creation or imposition of any Lien upon any properties or assets of any Group Member pursuant to any Requirement of Law or any such Contractual Obligation, other than Liens created by the Security Documents and Liens permitted under the Credit Agreement, or (D) require any approval of any Group Member’s interest holders or any approval or consent of any Person under any material Contractual Obligation of any Group Member, other than consents or approvals that have been obtained or made and that are still in force and effect and except, in the case of material Contractual Obligations, for consents or approvals, the failure of which to obtain would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Borrower or its business.

4.    Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws (and not the conflict of law rules) of the State of New York.
5.    Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.
6.    Effect on Loan Documents.

(a)    The Credit Agreement as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document. The consents, modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, and except as expressly set forth herein, shall neither excuse any non-compliance with the Loan Documents, nor operate as a consent or waiver to any matter under the Loan Documents. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.
(b)    This Amendment is a Loan Document.
7.    Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent, and each Lender, all costs and all reasonable out-of-pocket expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of outside counsel retained by the Administrative Agent, in each case, as set forth in Section 10.5 of the Credit Agreement).
8.    Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
9.    Reaffirmation. Each Loan Party hereby reaffirms its obligations under each Loan Document to which it is a party. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guaranty and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of Secured Parties, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.
10.    Ratification. Each Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof and as amended hereby.
11.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
[Signature pages follow.]

    IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered by its proper and duly authorized officer as of the date set forth below.

BORROWER:

APPIAN CORPORATION

By: /s/ Mark Matheos
Name:    Mark Matheos
Title:    Chief Financial Officer

ADMINISTRATIVE AGENT:

FIRST-CITIZENS BANK & TRUST COMPANY

By: /s/ Megan Wood
Name:    Megan Wood
Title:    Vice President

LENDERS:

FIRST-CITIZENS BANK & TRUST COMPANY, as Issuing Lender, Swingline Lender and as a Lender

By: /s/ Megan Wood
Name:    Megan Wood
Title:    Vice President

WELLS FARGO BANK, N.A., as a Lender

By: /s/ Matthew Hootstein
Name:    Matthew Hootstein
Title:    Authorized Signatory

COMERICA BANK, as a Lender

By: /s/ Adam Malek
Name:    Adam Malek
Title:    SVP

MUFG BANK, LTD., as a Lender

By: /s/ Chris Lee
Name:    Chris Lee
Title:    Managing Director

CUSTOMERS BANK, as a Lender

By: /s/ Keagan Latta
Name:    Keagan Latta
Title:    Vice President

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By: /s/ Tim Brogan
Name:    Tim Brogan
Title:    Authorized Signatory

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ David Dewar
Name:    David Dewar
Title:    Director